Exhibit 10.11

Confidentiality

[Translation]

Sanhe Xiangtian Power Engineering Co., Ltd.

Equity Transfer Agreement

This Equity Transfer Agreement (“this Agreement”) is signed by the following parties on September 30, 2018.

Party A (“transferee”): Xianning Sanhe Xiangtian Power Equipment Manufacturing Co., Ltd., a limited liability company established and validly existing under the laws of the People’s Republic of China, located at Fuqiao Village, Henggouqiao Town, Xianning City.

Party B (“Transferor”):

Zhou Jian, ID card number: [   ]

Zhou Dengrong, ID card number: [   ]

The aforementioned parties will be referenced to “one party” individually and “the parties” jointly herein.

Whereas:

1)	Sanhe Xiangtian Power Engineering Co., Ltd. (hereinafter referred to as “Company”) is a company incorporated in Sanhe City with a registered capital of RMB 60 million. Party B holds 100% of the company’s equity.

2)	Party B is the shareholder of Party A and holds 100% of the equity of Party A. At the same time, Party B is the sole shareholder of the Company, and Party B intends to transfer 100% of the shares of the Company it holds to Party A.

3)	After friendly negotiation, the parties reached this agreement on the basis of equal negotiation on Party B transferring of Company equity to Party A according to the Contract Law of the People’s Republic of China and the Company Law of the People’s Republic of China.

1.	Equity transfer

1.1	Party B agrees to transfer 100% of the shares of the Company it holds (hereinafter referred to as “target equity”) to Party A at a price of [ ] million, and Party A agrees to accept the subject shares in accordance with the terms and conditions of this Agreement.

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1.2	Party A shall pay the equity transfer amount of the underlying equity [ ] million yuan (“Equity Transfer Payment”) to the following accounts of Party B in accordance with the provisions of this Agreement:

Account Name: [   ]

Bank: [   ]

Account Number: [   ]

1.3	Party B confirms and jointly guarantees that the shares of the Company currently held by Party B are actually held by the company, and there is no entrusted shareholding or trust holding on the shares, and no mortgage, pledge or any rights are restricted. After the completion of the equity transfer, the company’s shareholding structure was changed to:

No.	Name of shareholder	Investment Amount (Ten Thousand Yuan)	Proportion
1	Zhou Jian		97%
2	Zhou Dengrong		3%
Total		30000	100%

1.4	The transfer of the underlying equity is completed from the date of completion of the industrial and commercial registration. From the date of completion of the equity transfer, Party A becomes the actual holder of the underlying equity, and enjoys the shareholder rights of the underlying equity in accordance with the terms of this agreement and shall perform the corresponding shareholder obligations.

2.	Handover procedures

2.1	After Party A has paid the equity transfer payment in accordance with the provisions of this agreement, the Company shall handle the relevant procedures for industrial and commercial registration, issue the corresponding register of shareholders and other handovers in accordance with the following procedures, and Party B shall ensure that the company handles the above procedures in accordance with the following procedures:

2.2	Party B and the company shall, within five working days after Party A pays the equity transfer payment in accordance with the agreement of this agreement, apply to the industrial and commercial administration department for the relevant registration and ensure that registration are completed within 20 working days after Party A pays the equity transfer payment; a copy of the new business license and the company’s articles of association (or amendments to the articles of association) will be provided to Party A within 20 working days after the completion of the industrial and commercial registration;

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2.3	Within five working days after Party A’s payment of the equity transfer payment, the Company shall issue to Party A the register of shareholders affixed with the Company’s official seal. The register of shareholders shall record the name of the Company, the name of Party A, the proportion of shares and the date of issuance;

2.4	Within five working days after the above-mentioned Party A pays the equity transfer payment, the Company shall hand over the Company’s official seal, financial account, customer information, original copy of the Company’s license, employee’s register, all contracts and other Company information to Party A;

3.	The company’s obligations during the transition period

3.1	After signing of this Agreement and before the completion of the equity transfer (completed registration of industrial and commercial registration), without the consent of Party A, Party B and the Company shall not conduct any disposition of their equity, including but not limited to pledge, transfer, donation, waiver and any act of placing any third party rights on the target equity, unless otherwise agreed in this Agreement.

3.2	Party B and the Company shall ensure that there are no major sales, pledges and losses of the company’s assets, resulting in any third party making a major claim.

4.	Major events during the transition period

After the signing of this agreement, Party B and the company shall not engage in the following activities until the completion of the equity transfer, the revision of the company’s articles of association, the equity transfer, and the completion of the change of the board of supervisors and board of directors, unless otherwise expressly agreed in this Agreement or disclosed to Party A in advance.

4.1	Amend or otherwise change the company’s organizational documents (including but not limited to the company’s articles of association, the rules of procedure of the board of supervisors and the board of directors, etc., except for matters related to this transfer of equity in accordance with the documents signed by the parties);

4.2	Conduct any form of merger, division, reorganization or other act that affects the legal existence or normal operation of the company; without the consent of Party A or this agreement, change the registered capital or share capital, or make any act or matter sufficient to cause such change, sign or conduct any agreement or arrangement sufficient to cause such change;

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4.3	Increase or decrease of company assets or property rights, except in normal business processes consistent with past practices, such as the sale of inventory, equipment or facility maintenance, maintenance, etc., other than normal business activities;

4.4	Significantly increase the remuneration, bonus distribution, profit sharing, social insurance scheme, commercial insurance scheme or other benefit distribution paid to the company’s directors, officers or employees, unless in accordance with past practice or company’s existing policies and regulations;

4.5	Allocating the company’s profits;

4.6	Change the company’s accounting practices, methods or assumptions reflected therein, or change the company’s financial or accounting system;

4.7	Equity investment in any other company, economic entity, whether holding/controlling the company or the economic entity; providing loans or guarantees, transfer payments or donations to any third party;

4.8	To enter into any transaction or arrangement with its related parties, or to cause any such transaction or arrangement to take effect, but to carry out the necessary operations of the company in accordance with the original business operation and substantially the same terms at the time of the conclusion of this Agreement (or before);

4.9	Amend, terminate, revoke or waive any major claims of the Company against any third party, or reach a settlement with them; waive, waive or settle any material civil or administrative litigation, arbitration or dispute;

4.10	Transfer, license, guarantee or pledge, waiver, set options, pending rights or otherwise dispose of intellectual property rights that are important to the company’s business;

4.11	Invalidate any government approvals such as licenses, approvals, and qualifications related to its business or products.

If Party B and the company fail to complete any of the matters stipulated in Articles 4 and 5 of this Agreement, Party A has the right to terminate the execution of this Agreement by written notice. If Party A loses, Party A has the right to request the company to provide Corresponding compensation.

5.	Agreement after equity transfer

The parties unanimously agree and confirm that Party A will enjoy all shareholder rights and assume shareholder obligations in accordance with the company’s articles of association, after the completion of Party A’s articles of association, shareholder register or equity transfer business registration procedures, including but not limited to: enjoying the share of the company’s shareholding profits; participating in the company’s shareholders meeting and exercising voting rights according to the share of the shares held; proposing to convene a shareholders’ meeting to the company’s board of directors; supervising the company’s business conduct, making recommendations or inquiring , review and copy the company’s articles of association, shareholders’ meeting or board meeting minutes, financial accounts, evaluation reports, company shareholding structure and other information; participation in the company’s remaining property distribution; other laws and company charters confer rights to shareholders.

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6.	Statements, commitments and warranties of the parties

6.1	Each party has and has the necessary rights and authority to sign this Agreement and perform its obligations under this Agreement. Signing and fulfilling this Agreement does not violate laws, regulations and any other contract that it is or is binding on as a party to the contract or the provisions of the charter.

6.2	Party A hereby agrees, confirms, promises and guarantees, actively fulfills the obligations stipulated in this agreement, and pays the equity transfer payment in accordance with the conditions stipulated in this agreement; the company’s trade secrets obtained during the equity transfer process shall not be disclosed for any purpose or use.

6.3	Statements, Commitments and Guarantees of Party B and the Company:

Except in the case of full disclosure to Party A, Party B and the Company hereby agree, confirm, promise and guarantee:

6.3.1	The company’s financial statements are prepared in accordance with PRC accounting standards. The financial statements fairly and truly reflect the company’s operating results and assets and liabilities. Except for the liabilities already stated in the company’s financial statements, the company does not have other unknown significant liabilities, liabilities or potential significant liabilities or liabilities. If the company’s financial status and business have undergone significant adverse changes before the completion date of the equity transfer, Party A has the right to terminate this agreement.

6.3.2	All rights and articles required by the company for intellectual property, land, real estate, movable property, machinery, vehicles, office equipment and other operations are owned by the company through legal procedures and are The company will continue to legally own or use the above content after the effective date of this agreement. In the above content, there is no major reason for infringing the ownership and use rights of the company. At the same time, the company does not infringe any third party rights. The company’s assets are also not subject to any form of security or other form of rights restrictions.

6.3.3	The company has not transferred or licensed any intellectual property rights, such as copyrights, trademarks, patents, technical secrets, etc., to any economic entity or individual; copyrights, trademarks, patents, and technical secrets owned and used by the company. There is no intellectual property dispute between any intellectual property rights and any institution or individual at domestic or abroad. After the completion of this equity transfer, the company may not transfer or license the company’s copyright, trademark, patent, technical secret and other intellectual property rights to any economic entity or individual without the consent of the company’s board of directors. Any intellectual property rights such as copyrights, trademarks, patents, technical secrets, etc. generated during the company’s future operation period are owned by the company.

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6.3.4	Party B and the company have fully disclosed all important contracts during the company’s existence to Party A, and ensure that each important contract is a legal document and is binding on the parties to the contract. The company has not violated any of the above important contracts, and there is no known situation and no third party is in violation of the above important contracts.

6.3.5	Party B and the company have fully disclosed to Party A all matters related to taxation, civil litigation/arbitration, administrative penalties, external guarantees or other contingent liabilities incurred during the company’s existence. In addition to the situation that has been fully disclosed to Party A, the company’s production and operation activities, production facilities, venues, investment projects, etc. are in compliance with relevant national laws and regulations, including but not limited to industry access, environmental protection, quality, taxation, customs, foreign exchange. Laws and regulations on labor, land, etc. The company has fulfilled its tax liability for payment, and there is no tax amount that is due and payable. Party C agrees to bear all the liabilities arising from the existing/or tax liabilities, civil litigation, administrative penalties, fines, external guarantees or other contingent liabilities that have not been fully disclosed to Party A. Party C provides guarantee for the above responsibilities with the company’s equity held by it.

6.3.6	The information and materials provided by Party B and the company to the lawyers, accountants and other intermediary consultants hired by Party A and Party A do not have any false records, misleading statements and important omissions, and their substantive authenticity and accuracy, and assume full responsibility for its substantial authenticity, accuracy and completeness.

6.3.7	Party B and the company further promise that all the approval and registration procedures for the equity transfer will be handled as soon as possible, and the consents required by this agreement will be obtained; and ensure that all reasonable measures and actions required for the smooth operation and legal effect of the transactions under this Agreement are taken or carried out in accordance with the provisions of the current Chinese laws and regulations and the requirements of the examination and approval authority and other relevant government agencies; this includes, but is not limited to, the procedures for changing the major events of the company’s private equity fund managers and other changes to the relevant licenses or approvals; Before or during the application for the above-mentioned approval, change registration and approval or consent, the company shall solicit Party A’s opinions and timely disclose relevant progress information and conditions (including formal and informal feedback from the approval authority). A copy of the relevant documents and materials should be provided with at least one set for Party A to file.

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7.	Tax

The relevant taxes and fees involved in the performance of the equity transfer under this agreement shall be borne by each of Party A and Party B according to law.

8.	Liability for breach of contract

8.1	If either party violates the agreement of this agreement and does not correct it within 30 days after receiving the notice of the breach of contract by the observing party, the observant party has the right to terminate this agreement; the defaulting party shall also compensate for the breach of contract and all losses caused by the observant party.

8.2	Party B, Party C and the company, in isolation or in common, violate any of the guarantees or promises in this Agreement (whether or not the terms are expressly stated as “guarantee” or “commitment”, as long as the content of the terms is a guarantee or commitment, if Party A’s purpose is materially and materially affected, Party A shall have the right to request Party B to return the equity transfer payment. Party B shall return the full amount of the equity transfer payment paid by Party A to Party A within 10 working days after Party A submits the written notice. Based on the amount of payment by Party A, Party A shall pay Party A the liquidated damages which is double the bank’s loan interest rate for the same period from the date when Party A’s funds are in place to the date when Party B returns the equity transfer money to Party A.

9.	Confidentiality clause

The parties undertake that, regardless of whether they can reach an agreement on this equity transfer, they shall not disclose and/or disclose in any way any information of this equity transfer and the other party’s business information and trade secrets known to others. Such commitments by all parties should be indefinite. Notwithstanding the foregoing, parties to this Agreement may disclose or disclose the contents of this Agreement or the details of the transactions involved in the following circumstances:

9.1	Directed by the court or administrative authority that has jurisdiction to disclose or disclose;

9.2	to disclose or disclose to employees, consultants, lawyers, appraisers or auditors who are relevant and who must be aware of such content or details;

9.3	to be disclosed or disclosed in accordance with the instructions of the relevant stock exchange or other securities regulator or the listing rules;

9.4	required or disclosed in accordance with laws or regulations.

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10.	Cost commitment

The parties agree that if the industrial and commercial registration of the equity change is completed, Party B shall undertake the fees of due diligence, evaluation, negotiation, drafting of legal opinions, and drafting of major issues of private fund managers by external intermediary agencies (including lawyers and auditors) for transactions under this agreement and previous parties’ consultation programs, legal opinions and other related fees. If the industrial and commercial registration of the equity change is not completed, each of them shall bear the above-mentioned expenses.

11.	Legal application and dispute resolution

11.1	The conclusion, validity, interpretation, performance and settlement of disputes of this Agreement shall be governed by the laws of the People’s Republic of China.

11.1	All disputes arising out of or in connection with the implementation of this Agreement shall be settled through friendly negotiation. If the negotiation cannot be resolved, any party may file a lawsuit in the grassroots people’s court of Party A.

12.	Force majeure

In the event of an earthquake, typhoon, flood, war, government action, or other force majeure that cannot be prevented or avoided by the parties to this Agreement and its occurrence and consequences, this Agreement cannot be fulfilled, The party that encounters the above force majeure accident shall immediately notify the other parties in writing of the accident, and shall provide valid documentation to issue the details issued by the competent department within seven days, which may explain the details of the force majeure accident and the reasons for the contract not being fulfilled or partially unable to perform or the need to postpone the performance.

13.	Other matters

13.1	This Agreement shall become effective upon signature and seal by the parties.

13.2	Any modification of any content of this Agreement shall be subject to negotiation by all parties and a written supplementary contract shall be signed. Neither party shall have the right to unilaterally modify any content of this Agreement.

13.3	Matters not covered in this Agreement will be agreed upon by the parties to this Agreement and will be supplemented in writing. This written supplement is an integral part of this Agreement and has the same legal effect as this Agreement.

13.4	This Agreement is in quadruplicates, Party A holds one copy, Party B holds one copy, and each share of this agreement has the same legal effect.

(There is no text below)

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This page is the signing page of the Equity Transfer Agreement for Sanhe Xiangtian Power Engineering Co., Ltd.

Party A: Xianning Sanhe Xiangtian Power Equipment Manufacturing Co., Ltd.

[Corporate seal affixed herein]

Legal representative or authorized representative: /s/ Zhou Dengrong

Party B:

Zhou Jian

Signature:	/s/ Zhou Jian

Zhou Dengrong

Signature:	/s/ Zhou Dengrong

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